Exhibit 10.4

Execution Version

This AMENDMENT NO. 1, dated as of December 18, 2019 (this “Amendment”), to the Forward Purchase Agreement, dated as of September 26, 2017 (the “Forward Purchase Agreement”), by and among Mosaic Acquisition Corp., a Delaware corporation (“Mosaic”), Mosaic Sponsor, LLC, Fortress Mosaic Sponsor LLC (together with Mosaic Sponsor, LLC, the “Sponsors”) and the party listed as the purchaser of the signature page hereof (the “Purchaser”), is made and entered into by and among Mosaic, the Sponsors, the Purchaser and Vivint Smart Home, Inc. (“Vivint” and, together with Mosaic, the Sponsors and the Purchaser, the “Parties”).

RECITALS

WHEREAS, Mosaic, the Sponsors and the Purchaser (collectively, the “Original Parties”) previously entered into the Forward Purchase Agreement;

WHEREAS, Mosaic, Vivint and Maiden Merger Sub, Inc. (“Merger Sub”) intend to enter into an amendment (the “Merger Amendment”) to that certain Agreement and Plan of Merger, dated September 15, 2019, by and among Mosaic, Vivint and Merger Sub;

WHEREAS, the Original Parties are entering into this Amendment as an inducement to Vivint’s entry into the Merger Amendment; and

WHEREAS, each of the Original Parties desires to amend the Forward Purchase Agreement pursuant to Section 11(m) of the Forward Purchase Agreement as provided herein and to add Vivint as a party to the Forward Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and of the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment to Escrow Term. Section 1(a)(ii) of the Forward Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with:

“The Company has required the Purchaser to purchase the number of Forward Purchase Shares provided pursuant to Section 1(a)(i) hereof by delivering notice to the Purchaser specifying the number of Forward Purchase Shares the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account of a third-party escrow agent, which is the Company’s transfer agent (the “Escrow Agent”), pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”), which may also include Vivint Smart Home, Inc. (“Vivint”) as a party and which shall provide that Vivint shall have the right to provide instructions to the Escrow Agent with respect to the Escrow Agreement in the event all conditions for release of funds have been met for at least 24 hours and the independent members of the Company’s board of directors have not alleged a breach of a condition for release of funds that would excuse a failure to release such funds. On or prior to December 17, 2019, the Purchaser has delivered the FPS Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination

Closing. The Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price at the earlier of (i) January 23, 2020 and (ii) the date that certain Agreement and Plan of Merger, dated September 15, 2019, by and among the Company, Vivint Smart Home, Inc. and Maiden Merger Sub, Inc., as may be amended, modified or supplemented from time to time, is validly terminated, provided that the return of the funds placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.”

2.

Confirmation of Funding. The Purchaser hereby confirms that the FPS Purchase Price for all of the Forward Purchase Shares the Purchaser is required to purchase pursuant to the notice delivered by Mosaic on December 3, 2019, has been delivered to the Escrow Agent to the escrow account set forth in such notice prior to the execution of this Amendment.

3.

Waiver of ROFO. The Purchaser hereby waives its rights under Section 5 of the Forward Purchase Agreement with respect to both (a) the investment to be made by Drawbridge Special Opportunities Fund LP (or its assignee) in Mosaic’s common stock pursuant to that certain Subscription and Backstop Agreement, dated as of December 18, 2019, by and among Mosaic, Vivint and Drawbridge Special Opportunities Fund LP and (b) the investment to be made by Fayerweather Fund Eiger, L.P. in Mosaic’s common stock pursuant to that certain Subscription Agreement, dated as of December 18, 2019, by and among Mosaic, Mosaic Sponsor, LLC, Vivint and Fayerweather Fund Eiger, L.P.

4.	References. All references in the Forward Purchase Agreement to the “Agreement” shall be deemed to be the Forward Purchase Agreement as amended by this Amendment.

5.

Entire Understanding. This Amendment and the Forward Purchase Agreement constitute the entire agreement among the Parties relating to the purchase by the Purchaser of capital stock of Mosaic and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the purchase by the Purchaser of capital stock of Mosaic.

6.

No Other Amendments. This Amendment shall not constitute an amendment or waiver of any provision of the Forward Purchase Agreement not expressly referred to herein. Except as expressly amended hereby, the Forward Purchase Agreement is and shall remain in full force and effect in accordance with the terms thereof.

7.	Definitions. All capitalized terms used without definition in this Amendment shall have the respective meanings set forth in the Forward Purchase Agreement.

8.

Miscellaneous. The terms and provisions of Section 11(a), (b), (c), (e), (f), (g) (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r) and (s) of the Forward Purchase Agreement are incorporated herein and shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

MOSAIC ACQUISITION CORP.

By:
Name:
Title:

MOSAIC SPONSOR, LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Forward Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

FORTRESS MOSAIC SPONSOR LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Forward Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER:

[__]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Forward Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name: Shawn J. Lindquist
Title: Chief Legal Officer

[Signature Page to Amendment No. 1 to the Forward Purchase Agreement]